UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 17, 2006
(Date of earliest event reported)

HAUPPAUGE DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13559	11-3227864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Cabot Court, Hauppauge, NY 11788
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 25, 2006, the Board of Directors (the “Board”) of Hauppauge Digital, Inc. (the “Company”) adopted, subject to stockholder approval, a third amendment of the Hauppauge Digital, Inc. Employee Stock Purchase Plan (the “Employee Plan Amendment”). On October 17, 2006, at the Company’s 2006 Annual Meeting of Stockholders (the “Meeting”), the Company’s stockholders ratified the adoption of the Employee Plan Amendment. The following summary of the Employee Plan Amendment is qualified in its entirety by the terms of the Employee Plan Amendment, a copy of which is furnished as Exhibit 10.1 hereto.

The Employee Plan Amendment increases the number of shares presently authorized under the Company’s Employee Stock Purchase Plan (the “Employee Plan”) from 260,000 shares to 420,000 shares and extends the termination date of the Employee Plan from December 31, 2006 to December 31, 2010. The Employee Plan was filed as an Exhibit to the Company’s Registration Statement on Form S-8 (Registration No. 333-46910) and as an annex to the Company’s Proxy Statement on Schedule 14A dated September 18, 2006.

On September 5, 2006, the Board of the Company adopted, subject to stockholder approval, an amendment of the Hauppauge Digital, Inc. 2003 Performance and Equity Incentive Plan (the “2003 Plan Amendment”). On October 17, 2006, at the Meeting, the Company’s stockholders ratified the adoption of the 2003 Plan Amendment. The following summary of the 2003 Plan Amendment is qualified in its entirety by the terms of the 2003 Plan Amendment, a copy of which is furnished as Exhibit 10.2 hereto.

The 2003 Plan Amendment increases the number of shares of Common Stock reserved for issuance and available for delivery through Incentive Stock Options under the Company’s 2003 Performance and Equity Incentive Plan (the “2003 Plan”) from 500,000 shares to 1,500,000 shares. The 2003 Plan was filed as an Exhibit to the Company’s Registration Statement on Form S-8 (Registration No. 333-109065) and as an annex to the Company’s Proxy Statement on Schedule 14A dated September 18, 2006.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Third Amendment to the Hauppauge Digital, Inc. Employee Stock Purchase Plan.
	10.2	Amendment to the Hauppauge Digital, Inc. 2003 Performance and Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAUPPAUGE DIGITAL INC.

Date: October 17, 2006	By:	/s/ Gerald Tucciarone
Gerald Tucciarone Chief Financial Officer